Exhibit 3.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CT TECHNOLOGIES HOLDINGS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of September 22, 2008

TABLE OF CONTENTS

ARTICLE I Definitions		1
1.1	Definitions	1
1.2	Other Definitional Provisions	14

ARTICLE II Organization of the Company		14
2.1	Formation	14
2.2	Name	14
2.3	Principal Place of Business	14
2.4	Registered Office and Registered Agent	15
2.5	Term	15
2.6	Purposes and Powers	15

ARTICLE III Management of the Company		15
3.1	Board of Directors	15
3.2	Committees of the Board	18
3.3	Officers	18
3.4	Performance of Duties; Liability of Directors and Officers	20
3.5	Indemnification	20

ARTICLE IV Members; Voting Rights		21
4.1	Meetings of Members	21
4.2	Voting Rights	21
4.3	Registered Members	22
4.4	Limitation of Liability	22
4.5	Withdrawal; Resignation	22
4.6	Death of a Member	22
4.7	Authority	22
4.8	Outside Activities	22

ARTICLE V Shares; Membership		23
5.1	Shares Generally	23
5.2	Authorization and Issuance of Shares	23
5.3	Share Certificates	24
5.4	Issuance of Shares	24
5.5	New Members from the Issuance of Shares	24
5.6	Treatment of Repurchased or Cancelled Series B Shares	24
5.7	Effect on Dilution Factor of Certain Events	24
5.8	Determination of Series C Share Redemption Price	26

ARTICLE VI Capital Contributions and Capital Accounts		26
6.1	Capital Contributions	26
6.2	Capital Accounts	27
6.3	Negative Capital Accounts	28
6.4	No Withdrawal	28

i

6.5	Loans From Shareholders	28
6.6	Status of Capital Contributions	28

ARTICLE VII Distributions		29
7.1	Generally	29
7.2	Order of Priority	29
7.3	Tax Advances	31
7.4	Indemnification and Reimbursement for Payments on Behalf of a Shareholder	31

ARTICLE VIII Allocations		32
8.1	Regular Allocations	32
8.2	Regulatory and Special Allocations	32
8.3	Curative Allocations	33
8.4	Tax Allocations	34
8.5	Certain General Provisions	34

ARTICLE IX Elections and Reports		35
9.1	Generally	35
9.2	Tax Status	35
9.3	Reports	35
9.4	Tax Elections	35
9.5	Tax Controversies	35

ARTICLE X Dissolution and Liquidation		36
10.1	Dissolution	36
10.2	Liquidation	36

ARTICLE XI Transfer of Shares		38
11.1	Restrictions	38
11.2	General Restrictions on Transfer	38
11.3	Procedures for Transfer	38
11.4	Legend	39
11.5	Limitations	40

ARTICLE XII Miscellaneous Provisions		41
12.1	Notices	41
12.2	Governing Law	41
12.3	Headings and Sections	42
12.4	Amendment and Waiver	42
12.5	Binding Effect	42
12.6	Counterparts	43
12.7	Severability	43
12.8	Remedies	43
12.9	Waiver of Jury Trial	43
12.10	No Strict Construction	43
12.11	Entire Agreement	44

ii

12.12	Parties in Interest	44
12.13	Inconsistent Provisions of the Members Agreement	44
12.14	Submission to Jurisdiction	44
12.15	Time of the Essence; Computation of Time	44

EXHIBITS:

Exhibit A	Form of Joinder to Limited Liability Company Agreement

Exhibit B	Distribution Examples

SCHEDULES:

Schedule A	Officers of the Company as of September 22, 2008

Schedule B	Members Schedule as of September 22, 2008

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CT TECHNOLOGIES HOLDINGS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) dated as of September 22, 2008 of CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”), by and among the Company and the Persons executing this Agreement and listed on the Members Schedule.

WHEREAS, on or about December 29, 2006, the Company issued Series A Shares and Series B Shares pursuant to the terms of the Initial Investor Securities Purchase Agreement and certain of the Incentive Share Purchase Agreements to certain Persons who were then admitted as Members of the Company;

WHEREAS, on June 15, 2007, the Company issued (i) Senior Preferred Shares and Series C Shares to certain investors pursuant to the terms of the Senior Preferred Purchase Agreement; and (ii) Series A Shares to certain Members pursuant to the terms of the SDS Investor Securities Purchase Agreement, and in the case of the foregoing clause (i), such investors are to then be admitted as Members of the Company;

WHEREAS, on March 31, 2008, the Company effectuated a share split (the “Share Split”) with respect to the Series B Shares of the Company such that (i) each Series B-1 Share issued and outstanding prior to March 31, 2008 was classified as and converted into 500 Series B-1 Shares and (ii) each Series B-2 Share issued and outstanding prior to March 31, 2008 was classified as and converted into 500 Series B-2 Shares;

WHEREAS, on the date hereof, the Company will issue Series A Shares to certain Members pursuant to the terms of the Investor Securities Purchase Agreement, and such investors are to then be admitted as Members of the Company;

WHEREAS, this Agreement amends and restates in its entirety the Amended and Restated Limited Liability Company Agreement, as amended, of the Company dated as of June 15, 2007 (the “Existing Agreement”).

WHEREAS, Section 12.4 of the Existing Agreement provides that the Existing Agreement may only be amended upon the prior written approval of a Majority of the Members (as defined in the Existing Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby amend and restate the Existing Agreement in its entirety as follows:

ARTICLE I

Definitions

1.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

“ABRY Directors” has the meaning set forth in the Members Agreement.

“ABRY VI” means ABRY Partners VI, L.P., a Delaware limited partnership.

“ABRY Partners” means ABRY Partners V, L.P., a Delaware limited partnership.

“ABRY Partners AI” means ABRY Partners V Affiliated Investors, L.P., a Delaware limited partnership.

“ABRY Investment” means ABRY Investment Partnership, L.P., a Delaware limited partnership.

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Fiscal Year or other period, the amount (if any) by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance will be (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute to the Company or is treated as being so obligated pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Adjusted Taxable Income” of a Shareholder for a Fiscal Year (or portion thereof) with respect to Shares held by such Shareholder means the federal taxable income allocated by the Company to the Shareholder with respect to such Shares (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided that such taxable income (or alternative minimum taxable income, as the case may be) shall be computed (i) as if all excess taxable losses and excess taxable credits allocated with respect to such Shares were carried forward (taking into account the character of any such loss carryforward as capital or ordinary), and (ii) taking into account any special basis adjustment with respect to such Shareholder resulting from an election by the Company under Code Section 754.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the preamble hereof.

“ARCC” means Ares Capital Corporation, a Maryland corporation.

“ASE” means, collectively, ABRY Senior Equity II, L.P., a Delaware limited partnership, ABRY Senior Equity II-A, L.P., a Delaware limited partnership, and ABRY Senior Equity Co-Investment Fund, L.P., a Delaware limited partnership.

“Bankruptcy” means, with respect to a Member, (i) that such Member has (A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Member an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidation of such Member or of all or any substantial part of such Member’s properties; (ii) 120 days have elapsed after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) 90 days have elapsed since the appointment without such Member’s consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member’s properties and such appointment has not been vacated or stayed or the appointment is not vacated within 90 days after the expiration of such stay.

“Board” has the meaning set forth in Section 3.1(a) hereof.

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a) The initial Book Value of any Company asset contributed by a Shareholder to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b) The Book Value of each Company asset shall be adjusted to equal its gross Fair Market Value, immediately prior to the following times: (i) the acquisition of an additional interest in the Company by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Shareholder of more than a de minimis amount of Company assets (other than cash) as consideration for all or part of its Shares unless the Board determines that such adjustment is not necessary to reflect the relative economic interests of the Shareholders in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

(c) The Book Value of a Company asset distributed to any Shareholder shall be the Fair Market Value of such Company asset as of the date of distribution thereof;

(d) The Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section § 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e) If the Book Value of a Company asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.

“Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or the Commonwealth of Massachusetts.

“Capital Account” means the capital account maintained for a Member pursuant to Section 6.2.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by a Member, whenever made.

“Certificate” has the meaning set forth in Section 2.1 hereof.

“C.E.O. Director” has the meaning set forth in the Members Agreement.

“Chairman” has the meaning set forth in Section 3.1(f) hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the preamble hereof.

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Section 1.704-2(d).

“Continuing Senior Preferred Holder” means ARCC at any time when ARCC, together with its Affiliates, holds Senior Preferred Shares that constitute at least 80% of the Senior Preferred Shares held by ARCC on the date of this Agreement.

“Continuing Series C Share Holder” means ARCC at any time when ARCC, together with its Affiliates, holds Series C Shares that constitute at least 80% of the Series C Shares held by ARCC on the date of this Agreement.

“Convertible Securities” means any membership interest or other debt or equity security of the Company or any of its Subsidiaries that, directly or indirectly, is convertible into or exchangeable for any membership interest of the Company having Points.

“Delaware Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board.

“Dilution Factor” shall initially be 1.00, provided that upon the occurrence of a Dilutive Event the “Dilution Factor” shall be adjusted to the number equal to the quotient determined by dividing:

(A) the sum of (i) the Fair Market Value (as determined by the Board) of all of the Shares outstanding immediately prior to the Dilutive Event (on a fully-diluted basis) and (ii) the Fair Market Value of the Points represented by the newly issued Shares or the Capital Contribution, as the case may be, which constitutes the Dilutive Event; by

(B) the sum of (i) the consideration, if any, received by the Company and/or its Subsidiaries as a result of such Dilutive Event, and (ii) the amount described in clause (A)(i) above.

“Dilutive Event” means any event (other than a Permitted Dilutive Event) pursuant to which the aggregate number of Points represented by the outstanding Shares increases (whether by reason of the issuance of Shares having Points, or the making of a Capital Contribution which results in the Points represented by any previously outstanding Share being increased), or is deemed to have increased as provided in Section 5.7, if less than Fair Market Value (as determined by the Board) is received by the Company and its Subsidiaries with respect to such additional Points.

“Directors” has the meaning set forth in Section 3.1(a) hereof.

“Disputing Party” has the meaning set forth in the definition of Fair Market Value set forth herein.

“Distribution” means each distribution made by the Company to a Member, whether in cash, securities of the Company or other property and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following will be a Distribution: (a) any redemption or repurchase by the Company of any Share from any employee or former employee of the Company or any Subsidiary of the Company which is approved by the Board, (b) any recapitalization or exchange of securities of the Company, and (c) any subdivision (by Share split or otherwise) or any combination (by reverse Share split or otherwise) of any outstanding Shares.

“Equity Securities” of a Person means, as applicable, (i) any capital stock, membership interests or other share capital of such Person, (ii) any securities of such Person directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital of such Person or containing any profit participation features with respect to such Person, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (iv) any share appreciation rights, phantom share rights or other similar rights relating to such Person, or (v) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Estimated Tax Amount” of a Shareholder for a Fiscal Year means the Shareholder’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Existing Agreement” has the meaning set forth in the recitals hereto.

“Fair Market Value” of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction; provided, however, that for purposes of Section 5.7(d), the Fair Market Value of any property (other than cash or cash equivalents) contributed to the Company or any of its Subsidiaries shall be (A) in the case of securities listed on any national securities exchange or quoted on the NASDAQ Stock Exchange (the “Nasdaq”) or the over-the-counter market, such amount as determined by the Board of Directors in its good faith judgment based upon the average of the closing prices of the sales of securities of the type in question, on all securities exchanges on which such securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq as of 4:00 P.M., New York time, or, if on any day such securities are not quoted on the Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, LLC or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day, and (B) in the case where the contributed property consists of (1) securities that are not listed on any securities exchange or quoted on the Nasdaq or the over-the-counter market, or (2) property other than securities or cash, such amount as determined by the Board in its good faith judgment; and provided, further, that:

(a) the “Fair Market Value” of any Share at any time is the aggregate amount that the holder of such Share would receive by reason of such Share if the assets of the Company were sold, as a going concern, for their Fair Market Value in cash and the proceeds of such sale (after repayment of all indebtedness of the Company and a deduction for expenses that would reasonably be expected to be incurred by a seller in such a sale) were distributed to the holders of Shares in accordance with Section 7.2;

(b) the “Fair Market Value” of any additional or incremental Points for an outstanding Share refers to the aggregate amount that the holder of such Share would receive by virtue of such additional or incremental Points if, after giving effect to the transactions consummated in connection with the related increase in the Points, the assets of the Company were sold, as a going concern, for their Fair Market Value in cash and the proceeds of such sale (after repayment of all indebtedness of the Company and a deduction for expenses that would reasonably be expected to be incurred by a seller in such a sale) were distributed to the holders of Shares in accordance with Section 7.2; and

(c) in the case of (i) any determination of Fair Market Value made by the Board pursuant to the preceding clause (B) where the Fair Market Value of the securities or property in question (as valued by the Board or as asserted in good faith by the Holders of a majority of the then outstanding Series C Shares) is (x) in excess of $2,500,000 or (y) in the case where such securities or property is contributed to the Company or any of its Subsidiaries by any Affiliate of the Company, in excess of $5,000,000; and (ii) any determination of Fair Market Value made by the Board for purposes of the definition of Dilution Factor or Dilutive Event, the holders of Series C Shares comprising a Series C Shares Majority (in such capacity, each a “Disputing Party”) may dispute the Board’s determination of the Fair Market Value of such property by sending written notice of such dispute to the Company within 30 days of such holders’ receipt of notice of the Board’s valuation of such property, and if the Disputing Parties and the Board are unable to reach agreement as to the Fair Market Value of such property within 20 days, the Company and the Disputing Parties shall seek an independent appraisal of such property by an independent appraiser experienced in valuing securities or property of the type that is the subject of the disputed valuation and mutually agreeable to the Company and the Disputing Parties, and the determination of such appraiser shall be final and binding upon the Company, the Disputing Parties and all other holders of Shares; The fees, costs and expenses of the independent appraiser shall be borne equally by the holders of Series C Shares, on the one hand, and the Company, on the other hand.

“Fiscal Year” means the Company’s Taxable Year.

“GCL” means the General Corporate Law of the State of Delaware, as the same may be amended from time to time.

“Hurdle” means, as of any date, the sum of (i) the aggregate Series A Capital Value of the Series A Shares, plus (ii) the amount accruing in respect of each Series A Share on a daily basis from the date of issuance of such Series A Share through such date, compounded annually, at a rate equal to the Hurdle Rate, on (a) the aggregate Unreturned Capital Value for such Series A Share plus (b) the excess of (x) the amount accrued with respect to such Series A Share under the preceding clause (a) for all prior annual periods (or portions thereof) ending on any December 31 over (y) the aggregate amount of prior Distributions made by the Company on such Series A Share pursuant to Sections 7.2(d) and (e).

“Hurdle Rate” means a rate equal to 30% per annum.

“Incentive Share Purchase Agreement” means each of the Incentive Share Purchase Agreements by and among the Company and certain Persons to whom Series B Shares were or shall be issued either prior to or after the date hereof, as in effect from time to time.

“Indemnifying Shareholder” has the meaning set forth in Section 7.4 hereof.

“Initial Investor Securities Purchase Agreement” means the Investor Securities Purchase Agreement, dated as of December 29, 2006, between the Company, ABRY Partners, ABRY Investment, and certain management Members signatory thereto, as in effect from time to time.

“Investor Securities Purchase Agreement” means the Investor Securities Purchase Agreement, dated as of the date hereof, between the Company, ABRY VI and certain other parties signatory thereto, as in effect from time to time.

“Liquidator” has the meaning set forth in Section 10.2 hereof.

“Losses” has the meaning set forth in Section 6.2(b) hereof.

“Majority of the Board” means, at any time, a combination of the Directors having a majority of the votes (as determined pursuant to Section 3.1 hereof) of all of the Directors who are then elected.

“Majority of the Members” means, at any time, Members having a majority of all Points represented by the Senior Preferred Shares, Series A Shares, Series B Shares and Series C Shares outstanding at such time and then held by Members.

“Majority Redeeming Series C Holders” means, at any time when any holder(s) have elected to require that Series C Shares be redeemed, any holder(s) of a majority of the Series C Shares to be redeemed (provided that such holders include ARCC if ARCC is a holder of Series C Shares to be redeemed).

“Management Director” shall have the meaning set forth in the Members Agreement.

“Member” means each Person identified on the Members Schedule as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Members Agreement” means that certain Amended and Restated Members Agreement dated as of the date hereof by and among the Company and the Members of the Company named therein, as in effect from time to time.

“Members Schedule” has the meaning set forth in Section 5.1 hereof.

“Membership Interest” means the interest acquired by a Member in the Company, including such Member’s right (based on the type and class and/or series of Share or Shares held by such Member), as applicable, (a) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the Company, (b) to a distributive share of the assets of the Company, (c) to vote on, consent to or otherwise participate in any decision of the Members, and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Officers” has the meaning set forth in Section 3.3(a) hereof.

“Option” any option, warrant or other right directly or indirectly exercisable for (a) any membership interest having Points, or (b) any Convertible Security.

“Permitted Dilutive Event” shall mean any of the following events:

(i) any increase in the number of Points represented by Class C Shares by reason of any increase in the Dilution Factor;

(ii) any increase in the number of Points represented by the outstanding Shares by reason of any issuance or award of Shares or Options to employees, directors or consultants of the Company or its Subsidiaries;

(iii) any increase in the number of Points represented by the outstanding Shares by reason of any issuance of Shares to the seller(s) of a company or business (or any related assets) acquired by the Company or its Subsidiary as part or all of the acquisition consideration;

(iv) any increase in the number of Points represented by the outstanding Shares by reason of any issuance of Shares in connection with a loan or other indebtedness for borrowed money; and

(v) any increase in the number of Points represented by the outstanding Shares by reason of any issuance of Shares pursuant to an underwritten public offering and sale of Equity Securities of the Company or a successor corporation pursuant to an effective registration statement under the Securities Act.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

The number of “Points” for any Share will be as follows:

(i) The number of “Points” for any Senior Preferred Share or Series A Share shall be 1.0.

(ii) The number of “Points” for any Series B-1 Share shall be (x) 24,089.62 divided by (y) the total number of outstanding Class B-1 Shares (including, for the avoidance of doubt, any Class B-1 Shares held by the Company).

(iii) The number of “Points” for any Series B-2 Share shall be (x) 62,371.31 divided by (y) the total number of outstanding Class B-2 Shares (including, for the avoidance of doubt, any Class B-2 Shares held by the Company).

(iv) The number of “Points” for any Series C Share shall be:

(A) for purposes of Section 7.2(c) and Section 7.2(d), (x) 1.0 multiplied by (y) the Dilution Factor; and

(B) for purposes of Section 7.2(e) and Section 7.2(f), (x) 1.11 multiplied by (y) the Dilution Factor;

in each case, as equitably adjusted for any Share split or other combination or subdivision of Shares.

“Profits” has the meaning set forth in Section 6.2(b) hereof.

“Public Sale” means a sale of Equity Securities to the public (i) pursuant to an offering registered under the Securities Act or (ii) through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

“Quarterly Estimated Tax Amount” of a Shareholder for any calendar quarter of a Fiscal Year means the excess, if any of (i) the product of (A)  1/4 in the case of the first calendar quarter of the Fiscal Year,  1/2 in the case of the second calendar quarter of the Fiscal Year,  3/4 in the case of the third calendar quarter of the Fiscal Year, and 1 in the case of the fourth calendar quarter of the Fiscal Year and (B) the Shareholder’s Estimated Tax Amount for such Fiscal Year over (ii) all Tax Advances previously made to such Shareholder with respect to such Fiscal Year.

“Redemption Value Notice” has the meaning set forth in Section 5.8 hereof.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement dated as of the date hereof by and among the Company and the Members of the Company named therein, as in effect from time to time.

“Regulatory Allocations” has the meaning set forth in Section 8.2(e) hereof.

“Related Agreements” means the Senior Preferred Purchase Agreement, the Initial Investor Securities Purchase Agreement, the SDS Investor Securities Purchase Agreement, the Investor Securities Purchase Agreement, the Incentive Share Purchase Agreements, the Registration Rights Agreement and the Members Agreement.

“Restricted Securities” means (a) all Shares issued by the Company and (b) any securities issued with respect to, or in exchange for, the Shares referred to in clause (a) above in connection with a conversion, combination of units or shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any reorganization plan. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been Transferred pursuant to a Public Sale.

“SDS Investor Securities Purchase Agreement” means the Investor Securities Purchase Agreement, dated as of June 15, 2007, between the Company, ABRY Partners, ABRY AI and certain management Members signatory thereto, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Preferred Purchase Agreement” means the Securities Purchase Agreement by and among the Company, ASE and ARCC dated as of June 15, 2007 and pursuant to which the Company has issued Senior Preferred Shares and Series C Shares to ASE and ARCC, as amended, restated or modified and in effect from time to time.

“Senior Preferred Share” means a Share having the rights and obligations specified with respect to “Senior Preferred Shares” in this Agreement.

“Senior Preferred Capital Value” means, for any Senior Preferred Share, the sum of the amount of cash paid to the Company for such Senior Preferred Share.

“Series A Capital Value” means, for any Series A Share, the sum of the amount of cash paid to the Company for such Series A Share.

“Series A Share” means a Share having the rights and obligations specified with respect to “Series A Shares” in this Agreement.

“Series B Share” means a Share having the rights and obligations specified with respect to “Series B Shares” in this Agreement.

“Series C Share” means a Share having the rights and obligations specified with respect to “Series C Shares” in this Agreement.

“Series C Majority” means holders of a majority of the Series C Shares; provided that such approving holders must include ARCC if at the time such action is approved ARCC is a Continuing Series C Share Holder.

“Share” means a share representing a fractional part of the Membership Interests of all of the Shareholders and shall include all types and classes and/or series of Shares; provided that any type, class or series of Shares shall have the designations, preferences and/or special rights set forth in this Agreement, and the Membership Interests represented by such type, class or series of Shares shall be determined in accordance with such designations, preferences and/or special rights.

“Shareholder” means any holder of Shares whether or not such holder has been admitted as a Member in accordance with the terms of this Agreement.

“Shareholder Minimum Gain” with respect to each Shareholder Nonrecourse Debt, means the amount of Company Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Shareholder Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Shareholder Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Shareholder” for the term “partner” as the context requires.

“Shareholder Nonrecourse Deduction” has the meaning set forth in Treasury Regulation Section 1.704-2(i), substituting the term “Shareholder” for the term “partner” as the context requires.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company with voting securities, a majority of the total voting power of shares of stock (or units) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company without voting securities, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

“Tax Advance” means any distribution pursuant to Section 7.3 hereof.

“Tax Amount” of a Shareholder for a Fiscal Year means the product of (A) the Shareholder’s Tax Rate for such Fiscal Year and (B) the Adjusted Taxable Income of the Shareholder for such Fiscal Year with respect to its Shares.

“Tax Matters Partner” has the meaning set forth in Code Section 6231 and Section 9.5 hereof.

“Tax Rate” of a Shareholder for any period means (i) for a Shareholder that is a C Corporation, the highest marginal federal income tax rate (expressed as a percentage) applicable for such period to a C Corporation under the Code, plus the blended state and local income tax rate (expressed as a percentage) applicable for such period to a C Corporation under the Code resident in New York, New York taking into account the locality of the Company’s operations and (ii) for any other Shareholder, the highest marginal blended federal, state, and local income tax rate applicable for such period to an individual residing in New York, New York, in each case taking into account for federal income tax purposes the deductibility of state and local taxes. If higher, federal Tax Advances will be based on federal alternative minimum taxable income (taking into account solely Company items and the principles contained in the definitions of Adjusted Taxable Income) and rates (using the highest marginal federal alternative minimum tax rate applicable to a corporation or an individual, as the case may be).

“Taxable Year” means the Company’s taxable year ending on or about December 31 (or part thereof in the case of the Company’s first and last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board (if no year is so required by Section 706 of the Code).

“Transfer” means any direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unpaid Yield” on (i) any Senior Preferred Share means, as of any date, an amount equal to the excess, if any, of (A) the aggregate Yield accrued on such Senior Preferred Share prior to such date, over (B) the aggregate amount of prior Distributions made by the Company on such Senior Preferred Share pursuant to Section 7.2(b); and (ii) on any Series A Share, as of any date, an amount equal to the excess, if any, of (A) the aggregate Yield accrued on such Series A Share prior to such date, over (B) the aggregate amount of prior Distributions made by the Company on such Series A Share pursuant to Section 7.2(d).

“Unreturned Capital Value” means (i) for any Senior Preferred Share, the amount of Senior Preferred Capital Value for such Senior Preferred Share reduced by all Distributions made by the Company on such Senior Preferred Share pursuant to Section 7.2(a), and (ii) for any Series A Share, the amount of the Series A Capital Value for such Series A Share reduced by all Distributions made by the Company on such Series A Share pursuant to Section 7.2(c).

“Yield” means:

(i) for any Senior Preferred Share, the amount accruing on a daily basis in respect of such Senior Preferred Share (commencing with respect to such Senior Preferred Share on the date the Company receives cash in an amount equal to the purchase price of such Senior Preferred Share) compounded quarterly on each March 31, June 30, September 30 and December 31, at a rate of 14.0% per annum, on (a) the Unreturned Capital Value for such Senior Preferred Share plus (b) the Unpaid Yield on such Senior Preferred Share for all prior quarterly periods (or portions thereof) ending on any March 31, June 30, September 30 or December 31; provided that, at any time after and during the continuance of an Event of Default (as that term is defined in the Senior Preferred Purchase Agreement) such rate of accrual of Yield for any Senior Preferred Share shall be 17.0% per annum. For the avoidance of doubt, from and after the discontinuance or waiver in accordance with the Senior Preferred Purchase Agreement of any Event of Default, so long as no other Event of Default (as defined in the Senior Preferred Purchase Agreement) shall have occurred and be continuing, the rate of accrual of Yield for any Senior Preferred Share shall be 14.0% per annum, subject to subsequent increase as provided in this definition. In calculating the amount of any Distribution to be made pursuant to Section 7.2(b) during any calendar year, the portion of the Yield on any Senior Preferred Share for such portion of such calendar year elapsing before such Distribution is made will be taken into account and paid first; and

(ii) for any Series A Share, the amount accruing on a daily basis in respect of such Series A Share (commencing with respect to such Series A Share on the date the Company receives cash in an amount equal to the purchase price of such Series A Share) compounded annually on each December 31, at a rate of 15% per annum, on (a) the Unreturned Capital Value for such Series A Share plus (b) the Unpaid Yield on such Series A Share for all prior annual periods (or portions thereof) ending on any December 31. In calculating the amount of any Distribution to be made pursuant to Section 7.2(d) during any calendar year, the portion of the Yield on any Series A Share for such portion of such calendar year elapsing before such Distribution is made will be taken into account and paid first.

1.2 Other Definitional Provisions. Capitalized terms used in this Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used in this Agreement in the singular shall include the plural and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine.

ARTICLE II

Organization of the Company

2.1 Formation.

(a) The Company was formed upon the filing of the Certificate of Formation of the Company (as amended, supplemented or restated from time to time, the “Certificate”) with the Secretary of State of the State of Delaware on or about December 19, 2006, pursuant to the Delaware Act. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Shareholders shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Shareholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

(b) Any officer of the Company, as an “authorized person” within the meaning of the Delaware Act, is hereby authorized, at any time that the Board has approved an amendment to the Certificate in accordance with the terms hereof, to promptly execute, deliver and file such amendment in accordance with the Delaware Act.

(c) The Company shall, to the extent permissible, elect to be treated as a partnership for federal, foreign, state and local income tax purposes, and each Shareholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Shareholder shall take any action inconsistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.

2.2 Name. The name of the Company is “CT Technologies Holdings, LLC” or such other name or names as the Board may from time to time designate; provided that the name shall always contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”

2.3 Principal Place of Business. The principal place of business of the Company shall be at such place as the Board may determine from time to time. The Company may locate its place or places of business (including its principal place of business) and registered office at any other place or places as the Board may from time to time deem necessary or advisable.

2.4 Registered Office and Registered Agent. The Company’s registered office shall be at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware19808, and the name of its initial registered agent at such address shall be Corporation Service Company.

2.5 Term. The term of existence of the Company shall be perpetual from the date the Certificate was filed with the Secretary of State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement.

2.6 Purposes and Powers. The purposes and character of the business of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

ARTICLE III

Management of the Company

3.1 Board of Directors.

(a) Establishment. There is hereby established a committee (the “Board”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in this Agreement and the Delaware Act. Each Director shall be entitled to one vote. Any decisions to be made by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company in his or her capacity as a Director. Each Director shall be a “manager” (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Delaware and the Delaware Act.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Board. All actions outside of the ordinary course of business of the Company, to be taken by or of the Company, shall require the approval of the Board. Members of the Board shall have the duties of directors under Delaware law applicable to directors of corporations organized under the GCL.

(c) Number of Directors; Term of Office. The authorized number of Directors shall, as of the date hereof, be five (5) Directors and hereafter the authorized number of Directors may be increased or decreased by the Board. Such additional directors may be deemed Management Directors by the Board. Subject to the terms and provisions of the Members Agreement, the Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by vote of a Majority of the Members and shall hold office until their respective successors are elected or until their earlier death, resignation or removal. The initial ABRY Directors shall be Jay Grossman and Erik Brooks; the initial Mezzanine Director shall be Hilary Grove; the initial C.E.O. Director shall be Patrick J. Haynes, III; and the other initial Management Director shall be Michael Labedz; and each such Person shall hold office as a Director until his or her respective successor is elected or until his or her earlier death, resignation or removal.

(i) A Majority of the Members may remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by a particular Member or Members pursuant to the Members Agreement, such Director may be removed and the vacancy filled only by the Member or Members entitled to designate such Director to the extent set forth in the Members Agreement. Vacancies caused by any such removal by the Members and not filled by the Members at the meeting at which such removal shall have been made or pursuant to the applicable written consent of the Members, may be filled by Directors having a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the Member or Members, if any, which have the right to designate such Director pursuant to the Members Agreement.

(ii) A Director may resign at any time by giving written notice to that effect to the Company. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason (including due to the authorization by the Board of a newly created directorship) and not filled by the Members (either by Members with the right to designate such Director pursuant to the Members Agreement or otherwise) may be filled by Directors having a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the Member or Members, if any, which have the right to designate such Director pursuant to the Members Agreement.

(d) Meetings of the Board. The Board shall meet at such time and at such place (either within or without the State of Delaware) as the Board may designate. Meetings of the Board shall be held on at least two (2) Business Days’ (if the meeting is to be held in person) or one (1) Business Day’s (if the meeting is to be held by telephone communications) prior oral or written notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.

(i) Conduct of Meetings; Voting. Any meeting of the Directors may be held, and any Director may attend and vote and be present at a meeting, in person (including by proxy given to another Director) or telephonically. If any, but not all of the ABRY Directors are present in person or telephonically at a meeting, then the other ABRY Director(s) will be deemed to be present at such meeting by proxy and the ABRY Director(s) present in person or telephonically will be entitled to cast the votes of the other ABRY Director(s), whether or not they have been given a written proxy. At any meeting of the Board, each Management Director will be entitled to one (1) vote, and the ABRY Directors who are present at such meeting, taken as a whole, will be entitled to an aggregate number of votes that is equal to the number of Management Directors plus other directors then in office plus one (1). The votes of the ABRY Directors that are present will be allocated among them equally, including in fractions, if necessary.

(ii) Quorum. The presence (in person, telephonically, by proxy or by operation of Section 3.1(d)) of a Majority of the Board that includes all the ABRY Directors shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then Directors having a majority of the votes of the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iii) Attendance and Waiver of Notice. Attendance of a Director at any meeting (in person, telephonically or by proxy) shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(iv) Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by a Majority of the Board.

(e) Compensation of the Directors. Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by a Majority of the Members or by a Majority of the Board. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing contained in this Agreement shall be construed to preclude any Director from serving the Company or any of its Subsidiaries in any other capacity and receiving compensation for such service.

(f) Chairman of the Board. A Majority of the Board may elect any one of the Directors to be the Chairman of the Board (the “Chairman”); provided that the initial Chairman shall be Patrick J. Haynes, III. At any time, the Chairman, if any, can be removed from his or her position as Chairman by a Majority of the Board. The Chairman shall preside at all meetings of the Board and at all meetings of the Members at which he or she shall be present.

3.2 Committees of the Board. The Board may, by resolution, designate from among the Directors one or more committees (including an Audit Committee, a Nominating Committee, and a Compensation Committee), each of which shall be comprised of one or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Directors at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the Delaware Act or in the establishment of the committee. Any members thereof may be removed by a Majority of the Board. Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Board shall not have the authority to authorize or make a distribution to the Members or to authorize the issuance of Shares. The provisions of this Article III relating to the Board and the Directors shall apply to each committee and its members, mutatis mutandis.

3.3 Officers.

(a) Appointment of Officers. The Board may appoint individuals as officers (“Officers”) of the Company, which may include (i) a Chief Executive Officer, (ii) a President, (iii) a Chief Financial Officer, (iv) a Secretary, and (v) such other Officers (such as a Treasurer or any number of Vice Presidents) as the Board deems advisable. No Officer need be a Member or a Director. An individual can be appointed to more than one office. Each Officer of the Company shall be a “manager” (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Officer of the Company shall have any rights or powers beyond the rights and powers granted to such Officer in this Agreement or by the Board. The Officers of the Company as of the date hereof are listed on the attached Schedule A.

(b) Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the Officers shall manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, make decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. In addition, the Officers shall have such other powers and duties as may be prescribed by the Board or this Agreement. The Chief Executive Officer and the President shall have the power and authority to delegate to any agents or employees of the Company rights and powers of Officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as the Chief Executive Officer or the President may deem appropriate from time to time, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. Officers of the Company shall have the duties of officers under Delaware law applicable to officers of corporations organized under the GCL.

(c) Authority of Officers. Subject to Section 3.3(b), with respect to all matters within the ordinary course of business of the Company, any Officer of the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to such matters, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d) Removal, Resignation and Filling of Vacancy of Officers. Subject to the terms of any applicable employment agreement to which the Company or its Subsidiary is a party, the Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e) Compensation of Officers. The Officers shall be entitled to receive compensation from the Company as determined by the Board.

(f) Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board and this Agreement, the Chief Executive Officer shall have general supervision over the day-to-day business, operations and affairs of the Company and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the GCL. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

(g) President. Under the direction of and, at all times, subject to the authority of the Board and this Agreement, the President shall perform such duties and exercise such powers as are incident to the office of president of a corporation organized under the GCL. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

(h) Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Shares, and, in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the GCL. The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer and/or the President.

(i) Secretary. The Secretary shall (i) keep the minutes of the meetings of the Members and the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records; (iv) keep a register of the addresses of each Member which shall be furnished to the Secretary by such Member; (v) have general charge of the

Members Schedule; and (vi) in general perform all duties incident to the office of the secretary of a corporation organized under the GCL. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer and/or the President.

3.4 Performance of Duties; Liability of Directors and Officers. In performing his or her duties, each of the Directors and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (a) one or more Officers or employees of the Company or its Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by the Company or its Subsidiaries; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company or its Subsidiaries, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Director and/or an Officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director and/or an Officer.

3.5 Indemnification. The Directors and Officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, each Director and each Officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys’ fees and other expenses, but only to the extent that the Company’s assets are sufficient therefor, from and against all claims, liabilities, and expenses by reason of the fact that such Director or Officer is or was a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; provided that (a) such Director’s or Officer’s course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Director or Officer pursuant to this Agreement and (b) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Director or Officer and otherwise was in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, unless expressly approved by the Board, no Director or Officer shall be entitled to indemnification by the Company under this Section 3.5 with respect to any legal proceeding initiated by such Director or Officer. The rights of indemnification provided in this Section 3.5 are intended to provide indemnification of the Directors and the Officers to the fullest extent permitted by the GCL regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Directors or Officers may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.5. Each Director’s and each Officer’s right to indemnification pursuant to this Section 3.5 may be conditioned by the Board upon the delivery by such Director or such Officer of a written undertaking (with such security as the Board may require) to repay such amount if such individual is determined by the Board or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited obligation.

ARTICLE IV

Members; Voting Rights

4.1 Meetings of Members.

(a) Generally. Meetings of the Members may be called by the Board or by a Majority of the Members. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Board or the Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Secretary of the Company of each meeting of the Members.

(b) Notice of Meetings of Members. Written or printed notice stating the place, day and hour of the meeting shall be delivered not fewer than 5 Business Days before the date of the meeting, either personally or by any written method by which it is reasonable to expect that the Members would receive such notice not later than the business day prior to the date of the meeting, to each holder of Shares, by or at the direction of the Member(s) calling the meeting or the Board, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).

(c) Quorum. Except as otherwise provided herein or by applicable law, at any time, a Majority of the Members, present or represented in person, telephonically or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members having a majority of the voting power of the Members present at such meeting (in person or by proxy) shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a Majority of the Members shall be present or represented. Resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a Majority of the Members.

(d) Actions Without a Meeting. Any action to be taken at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a Majority of the Members and such consent or consents are delivered to the Secretary of the Company. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of a Member or Members.

4.2 Voting Rights. Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder or under the Delaware Act with respect to which the Members are required to act, including for purposes of Article III hereof, each Member shall be entitled to one vote per Point represented by the Series A Shares, Series B-1 Shares or Series C Shares held by such Member. A Member who owns Shares may vote or be present at a meeting either in person, telephonically or by proxy. There will be no “cumulative voting” (as that term is defined in the GCL) in the election or removal of Directors. Except as expressly required by this Agreement or the Delaware Act, neither vote of the Members nor a separate vote by the Members who hold Shares of any class or series of Shares will be required for any action taken or proposed to be taken by the Company. A merger or consolidation involving the Company shall require only the approval of a Majority of the Members. Shareholders who are not admitted as Members in accordance with this Agreement shall not be entitled to vote on any matters involving the Company or their Shares.

4.3 Registered Members. The Company shall be entitled to treat the owner of record of any Share as the owner in fact of such Share for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the Delaware Act.

4.4 Limitation of Liability. Except as otherwise provided in the Delaware Act or in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member, whether arising in contract, tort or otherwise. No Member will have any responsibility to restore any negative balance in his or its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Delaware Act or other applicable law.

4.5 Withdrawal; Resignation. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to own or hold any Shares, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. When any Person who is a Member ceases to own or hold any Shares, such Person shall no longer be a Member.

4.6 Death of a Member. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members.

4.7 Authority. No Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind the Company.

4.8 Outside Activities. Subject to the terms of any written agreement by any Member to the contrary, a Member may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company, and no Member in his capacity as a Member shall have any duty or obligation to bring any “corporate opportunity” to the Company. Subject to the terms of any written agreement by any Member to the contrary, neither the Company nor any other Member in his capacity as a Member shall have any rights by virtue of this Agreement in any business interests or activities of any other Member.

ARTICLE V

Shares; Membership

5.1 Shares Generally. The Membership Interests of the Members shall be represented by issued and outstanding Shares, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges, including voting rights, if any, set forth in this Agreement. The Secretary of the Company shall maintain a schedule of all Members from time to time, their respective mailing addresses and the Shares held by them (as the same may be amended, modified or supplemented from time to time, the “Members Schedule”), a copy of which as of the date hereof is attached hereto as Schedule B. Ownership of a Share (or fraction thereof) shall not entitle a Shareholder to call for a partition or division of any property of the Company or for any accounting.

5.2 Authorization and Issuance of Shares.

(a) Senior Preferred Shares. The Company hereby authorizes the issuance of an unlimited number of Senior Preferred Shares, 30,000 of which are outstanding on the date hereof, as set forth on the Members Schedule (as in effect on the date hereof).

(b) Series A Shares. The Company hereby authorizes the issuance of an unlimited number of Series A Shares, 218,874.4545 of which are outstanding on the date hereof, as set forth on the Members Schedule (as in effect on the date hereof).

(c) Series B Shares. The Company hereby authorizes the issuance of 10,000,000 Series B-1 Shares, 6,788,000 of which are outstanding as of the date hereof, and 25,000,000 Series B-2 Shares, 16,962,000 of which are outstanding as of the date hereof, as set forth on the Members Schedule (as in effect on the date hereof). Subject to Section 5.6 below, once issued, a Series B Share will remain outstanding, even if held by the Company.

(d) Series C Shares. The Company hereby authorizes the issuance of 7,730.0945 Series C Shares, all of which are outstanding on the date hereof, as set forth on the Members Schedule (as in effect on the date hereof).

(e) Other Shares. In addition to the Senior Preferred Shares, the Series A Shares, the Series B Shares and the Series C Shares, the Company hereby authorizes the issuance of other Shares. With respect to such Shares, the Board is authorized to provide for the issuance of such Shares in any Series by amending this Agreement to reflect such issuance and to establish the number of Shares to be included in each such series (which may be unlimited), and to fix the relative rights, obligations, preferences and limitations of the Shares of each such series.

(f) Additional Shares. The Board is authorized to increase or decrease the number of Shares of any series or subseries of Shares, prior or subsequent to the issue of that series or subseries, but not below the number of Shares of such series or subseries then outstanding.

5.3 Share Certificates. Unless the Board otherwise directs, Shares will not be represented by certificates.

5.4 Issuance of Shares. Subject to the limitations contained in Section 11.5 hereof, the Company (with the approval of the Board) shall have the right to issue any authorized but unissued Shares; provided that the Company shall not issue any Shares to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section 5.5 hereof. Upon the issuance of Shares, the Company shall adjust the Capital Accounts of the Shareholders as necessary in accordance with Section 6.2.

5.5 New Members from the Issuance of Shares. In order for a Person to be admitted as a Member of the Company by reason of the issuance of Shares to such Person, such Person shall have executed and delivered to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Shares, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company.

5.6 Treatment of Repurchased or Cancelled Series B Shares. Any “vested” Series B Share that is repurchased by the Company or a Member pursuant to Section 5 of any of the Incentive Share Purchase Agreements or any Series A Share that is repurchased by the Company or a Member pursuant to Section 2 of the Investor Securities Purchase Agreement shall be deemed to be outstanding and held by the Company or such Member, as the case may be, for all purposes under this Agreement. Any “unvested” Series B Share that is forfeited and cancelled pursuant to Section 5 of any of the Incentive Share Purchase Agreements shall no longer be deemed to be outstanding for any purpose under this Agreement.

5.7 Effect on Dilution Factor of Certain Events. For purposes of determining the Dilution Factor, the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants or sells any Option and the price per Point for which membership interests having Points are issuable upon the exercise of such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Fair Market Value of such Points immediately prior to such grant or sale, then the total number of Points for the membership interests issuable upon the exercise of such Option or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per Point. For purposes of this Section 5.7(a), the “price per Point for which membership interests having Points are issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Option, plus the aggregate amount of additional consideration payable to the Company upon exercise of such Option, plus in the case of an Option which relates to Convertible Securities, the aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total number of Points represented by the membership interests so issuable upon the exercise of such Option or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option. No further adjustment of the Dilution Factor shall be made when Convertible Securities are actually issued upon the exercise of any such Option or when membership interests having Points are actually issued upon the exercise of such Option or the conversion or exchange of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Company or any Subsidiary in any manner issues or sells any Convertible Securities and the price per Point for which membership interests having Points which are issuable upon conversion or exchange thereof is less than the Fair Market Value of such Points immediately prior to such issuance or sale, then the total number of Points represented by the membership interests issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per Point. For the purposes of this Section 5.7(b), the “price per Point for which membership interests having Points are issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total number of Points represented by the membership interests which are issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Dilution Factor shall be made when membership interests are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Option, then no adjustment of the Dilution Factor shall be made by reason of such issue or sale.

(c) Change in Option Price; Conversion Rate or Shares Issuable. If the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security, the rate at which any Convertible Security is convertible into or exchangeable for membership interests having Points, and/or the quantity of such membership interests issuable upon the conversion, exercise or exchange of any such Option or Convertible Security, changes at any time, then the Dilution Factor shall be immediately adjusted to the Dilution Factor which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, conversion rate or quantity, as the case may be, at the time initially granted, issued or sold; provided that no such change shall at any time cause the Dilution Factor to be less than 1.00.

(d) Calculation of Consideration Received. If any membership interest, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company and its subsidiaries therefor. If any membership interest, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value thereof.

(e) Recomputation. Upon the expiration or the termination of the right to exercise, convert or exchange any Convertible Security or Option the issuance of which resulted in an increase in the Dilution Factor for such Class pursuant to this Section 5.7, the Dilution Factor shall be recomputed to reflect the issuance of only the number of membership interests having Points (and Convertible Securities which remain convertible into such membership interests) actually issued upon the exercise, conversion or exchange of such Options or Convertible Securities.

(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5.7 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board in good faith will make an appropriate adjustment in the Dilution Factor so as to protect the rights of the holders of Series C Shares.

5.8 Determination of Series C Share Redemption Price. After one or more holders of Series C Shares elect(s) to require the Company to redeem Series C Shares in accordance with Section 4.4 of the Senior Preferred Purchase Agreement, the Company will deliver written notice of the Board’s determination of the Fair Market Value of such Shares (the “Redemption Value Notice”) to the holder(s) of the Series C Shares to be redeemed. Such determination will be binding upon the Company and the holders of the Series C Shares for purposes of such redemption unless any Majority Redeeming Series C Holders provide the Company with written notice, delivered within 15 days of their receiving the applicable Redemption Value Notice, to the effect that they believe the Fair Market Value of such Series C Shares is greater than that described in the Redemption Value Notice. If any Majority Redeeming Series C Holders deliver such a notice, then any dispute over the Fair Market Value of the Series C Shares to be redeemed shall be resolved in accordance with the definition of Fair Market Value as if such holders were a Disputing Party.

ARTICLE VI

Capital Contributions and Capital Accounts

6.1 Capital Contributions.

(a) Each Person who is a Member as of the date hereof has made, or is deemed to have made, the Capital Contributions giving rise to such Member’s Capital Account as of the date hereof and is deemed to own the number, type and class, series or subseries of Shares, in each case, in the amounts set forth opposite such Member’s name on the Members Schedule as in effect on the date hereof.

(b) Without limiting the requirements of Section 7.4, no Member shall make or be required to make any additional contributions to the Company with respect to such Member’s Shares. Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

6.2 Capital Accounts.

(a) Maintenance Rules. The Company shall maintain for each Shareholder a separate capital account (a “Capital Account”) in accordance with this Section 6.2(a). Each Capital Account shall be maintained in accordance with the following provisions:

(i) Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Shareholder to the Company pursuant to this Agreement, such Shareholder’s allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Shareholder pursuant to Section 8.2 or Section 8.3, and the amount of any liabilities of the Company assumed by such Shareholder or which are secured by any property distributed to such Shareholder.

(ii) Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Shareholder pursuant to this Agreement, such Shareholder’s allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Shareholder pursuant to Section 8.2 or Section 8.3, and the amount of any liabilities of such Shareholder assumed by the Company or which are secured by any property contributed by such Shareholder to the Company.

(iii) If all or any portion of a Share is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Share (or portion thereof).

(iv) If a new or existing Shareholder contributes money or property to the Company (other than a de minimis amount as determined by the Board) as consideration for the issuance by the Company of any Shares after the date hereof, the Capital Accounts of the Shareholders shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

Notwithstanding other provisions of this Section 6.2, any items of Company income, gain, loss or deduction that are specially allocated pursuant to Section 8.2 or 8.4 shall not be taken into account in computing Profits or Losses. The amount of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 8.2 and 8.4 shall be determined pursuant to rules analogous to those set forth in this Section 6.2.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

(b) Definition of Profits and Losses. “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Company).

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

6.3 Negative Capital Accounts. If any Shareholder has a deficit balance in its Capital Account, such Shareholder shall have no obligation to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, and such negative balance shall not be considered an asset of the Company or of any Shareholder.

6.4 No Withdrawal. No Shareholder will be entitled to withdraw any part of his or its Capital Contribution or Capital Account or to receive any distribution from the Company, except as expressly provided in this Agreement.

6.5 Loans From Shareholders. Loans by Shareholders to the Company shall not be considered Capital Contributions.

6.6 Status of Capital Contributions.

(a) No Shareholder shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement.

(b) Except as otherwise provided by applicable law, no Shareholder (in its capacity as a Shareholder) shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company. No Shareholder shall have any personal liability for the repayment of any Capital Contribution of any other Shareholder.

ARTICLE VII

Distributions

7.1 Generally.

(a) Subject to Sections 7.2 and 7.3, the Board shall have sole discretion regarding the amounts and timing of distributions to Shareholders, subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company’s obligations, including the payment of any management or administrative fees and expenses or any other obligations.

(b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Shareholders if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

7.2 Order of Priority. Subject to Sections 7.3 and 10.2(b), available cash or other assets (taking such other assets into account at their Fair Market Value at the time of distributions) shall be distributed, at such times and in such amounts as the Board determines in its discretion, in the following order and priority:

(a) First, to the holders of Senior Preferred Shares, pro rata among such holders based on the aggregate number of Points represented by the Senior Preferred Shares held by each such holder until the entire amount of the Unreturned Capital Value of all outstanding Senior Preferred Shares as of the time of such Distribution has been paid in full. Amounts to be distributed to the holders of Senior Preferred Shares pursuant to the first sentence of this Section 7.2(a) will be distributed among such holders in proportion to and to the extent of the Unreturned Capital Value in respect of the Senior Preferred Shares owned by each such holder as of the time of the applicable Distribution. No Distribution or any portion thereof may be made pursuant to Section 7.2(b), 7.2(c), 7.2(d), 7.2(e) or 7.2(f) until the entire amount of Unreturned Capital Value of all outstanding Senior Preferred Shares as of the time of such Distribution has been paid in full.

(b) Second, to the holders of Senior Preferred Shares, pro rata among such holders based on the aggregate number of Points represented by the Senior Preferred Shares held by each such holder until the entire amount of Unpaid Yield on all outstanding Senior Preferred Shares as of the time of such Distribution has been paid in full. Amounts to be distributed to the holders of Senior Preferred Shares pursuant to the first sentence of this Section 7.2(b) will be distributed among such holders in proportion to and to the extent of the Unpaid Yield on the Senior Preferred Shares owned by each such holder as of the time of the applicable Distribution. No Distribution or any portion thereof may be made pursuant to Section 7.2(c), 7.2(d), 7.2(e) or 7.2(f) until the entire amount of the Unpaid Yield on all outstanding Senior Preferred Shares as of the time of such Distribution has been paid in full.

(c) Third, to the holders of Series A Shares and to the holders of the Series C Shares, pro rata between such groups of holders based on the aggregate number of Points represented by the Series A Shares and Series C Shares, respectively, until the entire amount of the Unreturned Capital Value of all outstanding Series A Shares as of the time of such Distribution has been paid in full. Amounts to be distributed to the holders of Series A Shares pursuant to the first sentence of this Section 7.2(c) will be distributed among such holders in proportion to and to the extent of the Unreturned Capital Value in respect of the Series A Shares owned by each such holder as of the time of the applicable Distribution. Amounts to be distributed to the holders of Series C Shares pursuant to the first sentence of this Section 7.2(c) will be distributed pro rata among such holders on the basis of the number of Points represented by the Series C Shares owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(d), 7.2(e) or 7.2(f) until the entire amount of Unreturned Capital Value of all outstanding Series A Shares as of the time of such Distribution has been paid in full.

(d) Fourth, to the holders of Series A Shares and to the holders of the Series C Shares, pro rata between such groups of holders based on the aggregate number of Points represented by the Series A Shares and Series C Shares, respectively, until the entire amount of Unpaid Yield on all outstanding Series A Shares as of the time of such Distribution has been paid in full. Amounts to be distributed to the holders of Series A Shares pursuant to the first sentence of this Section 7.2(d) will be distributed among such holders in proportion to and to the extent of the Unpaid Yield on the Series A Shares owned by each such holder as of the time of the applicable Distribution. Amounts to be distributed to the holders of Series C Shares pursuant to the first sentence of this Section 7.2(d) will be distributed pro rata among such holders on the basis of the number of Points represented by the Series C Shares owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(e) or 7.2(f) until the entire amount of the Unpaid Yield on all outstanding Series A Shares as of the time of such Distribution has been paid in full.

(e) Fifth, until the aggregate amount of Distributions paid to the holders of Series A Shares over the life of the Company through the date of the Distribution in question equals the Hurdle (as calculated on each date on which such Distribution is to be paid) to the holders of Series A Shares, Series B-1 Shares (including the Company to the extent it has repurchased any “vested” Series B-1 Shares) and Series C Shares pro rata among such holders on the basis of the number of Points represented by the Series A Shares, Series B-1 Shares and Series C Shares owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(f) until the holders of Series A Shares have received aggregate Distributions in an amount equal to the Hurdle (as calculated on each date on which such Distribution is to be paid).

(f) Sixth, to the holders of Series A Shares, Series B Shares (including the Company to the extent it has repurchased any “vested” Series B Shares) and Series C Shares pro rata among such holders on the basis of the number of Points represented by the Shares owned by each of them. Attached hereto as Exhibit B are examples that demonstrate how Distributions are intended to be made to holders of Shares pursuant to this Section 7.2.

7.3 Tax Advances. Subject to the restrictions of any of the Company’s and/or its Subsidiaries’ then applicable debt financing agreements, the Board may cause the Company to distribute to each Shareholder cash in proportion to and to the extent of such Shareholder’s Quarterly Estimated Tax Amount for the applicable calendar quarter. Any distributions described in this Section 7.3 will be made without regard for the relative priorities and amounts set forth in Section 7.2. Distributions made pursuant to this Section 7.3 shall be taken into account as advances on distributions made pursuant to Section 7.2, and shall (to the extent not previously taken into account pursuant to this sentence) reduce the distributions to be made to any Shareholder under Section 7.2, when and as paid by the Company. No Shareholder shall be liable to the Company for any amount distributed to it pursuant to this Section 7.3, or for any interest on such amount.

7.4 Indemnification and Reimbursement for Payments on Behalf of a Shareholder. Except as otherwise provided in this Agreement, if the Company is required by law (as determined by the Tax Matters Partner based on the advice of legal or tax counsel to the Company) to make any payment on behalf of a Shareholder in its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then such Shareholder (the “Indemnifying Shareholder”) will indemnify the Company in full for the entire amount paid, including interest, penalties and expenses associated with such payment. At the option of the Board, the amount to be indemnified may be charged against a Capital Account of the Indemnifying Shareholder and taken into account as an advance on distributions made pursuant to Section 7.2, and, at the option of the Board, either:

(a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Shareholder will make a cash payment to the Company in an amount equal to the full amount to be indemnified (and the amount paid will be added to the Indemnifying Shareholder’s Capital Account, but will not be deemed to be a Capital Contribution, and shall be taken into account as an advance on distributions made pursuant to Section 7.2), or

(b) the Company will reduce subsequent distributions which would otherwise be made to the Indemnifying Shareholder until the Company has recovered the amount to be indemnified (and the amount of such reduction will be deemed to have been distributed for all purposes, but such deemed distribution will not further reduce the Indemnifying Shareholder’s Capital Account).

A Shareholder’s obligation to make contributions to the Company under this Section 7.4 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 7.4, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Shareholder under this Section 7.4, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company’s and its Subsidiaries’ effective cost of borrowed funds.

ARTICLE VIII

Allocations

8.1 Regular Allocations.

(a) Generally. Except as otherwise provided in Section 8.2, Profits and Losses (if any) for any Fiscal Year shall be allocated among the Members in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under the Delaware Act, determined as if the Company were to (x) liquidate the assets of the Company for an amount equal to their Book Value and (y) distribute the proceeds of liquidation pursuant to Section 10.2.

(b) Allocation for Profit Year. For purposes of this Section 8.1, subject to Section 8.1(d), if the Company has Profits for a Fiscal Year or other period, then such Profits will be allocated to Members whose Capital Accounts are to be increased as a result of the allocations under Section 8.1(a), in the proportion that the amounts of the increases to be so effected in such Members’ respective Capital Accounts bears to the aggregate amount of the increase to be effected in all such Members’ Capital Accounts as a result of the allocations under Section 8.1(a).

(c) Allocation for Loss Year. For purposes of this Section 8.1, subject to Section 8.1(d), if the Company has Losses for a Fiscal Year or other period, then such Losses will be allocated to Members whose Capital Accounts are to be reduced as a result of the allocations under Section 8.1(a), in the proportion that the amounts of the reductions to be effected in such Members’ respective Capital Accounts bears to the aggregate amount of the reduction to be so effected in all such Members’ Capital Accounts as a result of the allocations under Section 8.1(a).

(d) General. Nothing herein shall cause guaranteed payments to be allocated to any Member before the actual liquidation and winding up of the Company.

8.2 Regulatory and Special Allocations. Notwithstanding the provisions of Section 8.1:

(a) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of profits (if the adjustment increases the basis of the asset) or losses (if the adjustment decreases such basis) and such profits or losses shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(b) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Shareholder shall be specially allocated profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Shareholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(g)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(c) Shareholder Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Shareholder Minimum Gain during any Taxable Year, each Shareholder that has a share of such Shareholder Minimum Gain shall be specially allocated profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Shareholder’s share of the net decrease in Shareholder Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d) In the event any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), profits shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e) The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Shareholders so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Shareholder shall be equal to the net amount that would have been allocated to such Shareholder if the Regulatory Allocations had not occurred.

8.3 Curative Allocations. If the Tax Matters Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit is not specified in this Article VIII (an “unallocated item”), or that the allocation of any item of Company income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Shareholders’ economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Board may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Shareholder that would be affected thereby (which consent no such Shareholder may unreasonably withhold) and provided further that no such allocation shall have any material effect on the amounts distributable to any Shareholder, including the amounts to be distributed upon the complete liquidation of the Company.

8.4 Tax Allocations.

(a) All income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Shareholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Shareholders for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits shall be allocated among the Shareholders for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Shareholders in accordance with Code Section 704(c) and the traditional method of Treasury Regulation Section 1.704-3(b), or such other method elected by the Tax Matters Partner, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c) If the Book Value of any Company property is adjusted pursuant to the definition of Book Value, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Shareholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) Allocations pursuant to this Section 8.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Profits, Losses, distributions or other items pursuant to any provisions of this Agreement.

8.5 Certain General Provisions. Anything herein to the contrary notwithstanding, allocations affecting Capital Accounts shall be made such that liquidation distributions made under Section 10.2(b)(iii) shall be the same as if made in accordance with positive Capital Account balances.

ARTICLE IX

Elections and Reports

9.1 Generally. The Company will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.3 or pursuant to applicable laws. The Shareholders (subject to reasonable confidentiality requirements that the Board may impose) shall have such right to request and receive such information concerning the Company and its affairs as the Company is required by the Delaware Act to provide.

9.2 Tax Status. The Shareholders intend that the Company be treated as a partnership for federal, state and local income tax purposes and the Company and each Shareholder shall file all tax returns on the basis consistent therewith.

9.3 Reports. The Company will use reasonable efforts to deliver or cause to be delivered, by March 1 (and, in any event, will deliver not later than May 31) of each year, to each Person who was a Shareholder at any time during the previous Taxable Year, all information necessary for the preparation of such Person’s United States federal income tax returns and any state, local and foreign income tax returns which such Person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such Person’s share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes) and the amount of any distributions made to or for the account of such Person. Upon the written request of any such Person, the Company will use reasonable efforts to deliver or cause to be delivered by such dates any additional information necessary for the preparation of any state, local and foreign income tax returns which must be filed by such Person.

9.4 Tax Elections. The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code. Notwithstanding any other provision of this Agreement or the Related Agreements, no election pursuant to Treasury Regulation Section 301.7701-3 shall be made with respect to the Company or any of its Subsidiaries without the prior written consent of all Members. Each Shareholder will upon request supply the information necessary to give proper effect to any such election.

9.5 Tax Controversies. ABRY Partners is designated the “Tax Matters Partner” (as defined in Code Section 6231) for the Company, and is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; provided that the Tax Matters Partner may be replaced by action of a Majority of the Members. Each Shareholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Shareholders) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Shareholder (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Shareholder, and if required to be paid (and actually paid) by the Company, will be recoverable from such Shareholder as provided in Section 7.4. The Company shall reimburse the Tax Matters Partner for any and all reasonable expenses (including legal and accounting fees) incurred by the Tax Matters Partner in connection with the fulfillment of its duties under this Section 9.5.

ARTICLE X

Dissolution and Liquidation

10.1 Dissolution. The Company shall be dissolved and its affairs wound up only upon the happening of any of the following events:

(a) The sale or other disposition by the Company of all or substantially all of the assets it then owns;

(b) Upon the election to dissolve the Company by action of a Majority of the Members; or

(c) The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act; provided that, notwithstanding anything contained herein to the contrary, no Member shall make an application for the dissolution of the Company pursuant to § 18-802 of the Delaware Act without the approval of a Majority of the Members.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 10.2 and the Certificate shall have been canceled.

10.2 Liquidation.

(a) Liquidator. Upon dissolution of the Company, the Board will appoint a Person to act as the “Liquidator,” and such Person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2. The Liquidator will receive as compensation for its services as follows: (1) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (2) if the Liquidator is not such an employee, such compensation as the Board may approve, plus, in either case, reimbursement of the Liquidator’s out-of-pocket expenses in performing its duties.

(b) Liquidating Actions. The Liquidator will liquidate the assets of the Company and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i) First, to the payment of the Company’s debts and obligations to its creditors (including any Shareholders who are creditors), including sales commissions and other expenses incident to any sale of the assets of the Company, in order of the priority provided by law.

(ii) Second, to the establishment of and additions to such reserves as the Board deems necessary or appropriate.

(iii) Third, to the Shareholders, in accordance with Section 7.2.

The reserves established pursuant to clause (ii) above will be deposited by the Liquidator with a bank or other financial institution, to be used for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board deems advisable, such reserves will be distributed to the Shareholders in accordance with Section 7.2. The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Shareholder immediately prior to the distribution of the Company’s assets pursuant to this Section 10.2(b) being equal to the amount distributable to such Shareholder pursuant to this Section 10.2(b). The Company is authorized to make appropriate adjustments in the allocation of Profits and Losses as necessary to cause the amount of each Shareholder’s Capital Account immediately prior to the distribution of the Company’s assets pursuant to this Section 10.2(b) to equal the amount distributable to such Shareholder pursuant to this Section 10.2(b).

(c) Distribution in Kind. Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Shareholders, the Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, distribute to the Shareholders, in lieu of cash, as tenants in common or otherwise, as the Board may elect, and in accordance with the provisions of Section 10.2(b), such Company assets as the Liquidator deems not suitable for liquidation or undivided interests therein. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the Fair Market Value of any property to be distributed in accordance with any valuation procedure which the Board reasonably deems appropriate.

(d) Reasonable Time for Winding Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Shareholder’s interest in the Company) and related adjustments will be made by the end of the Taxable Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

(e) Termination. Upon completion of the distribution of the assets of the Company as provided in Section 10.2(b) or 10.2(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

ARTICLE XI

Transfer of Shares

11.1 Restrictions. Each Member acknowledges and agrees that such Member shall not Transfer any Share(s) except in accordance with the provisions of this Article XI and, if applicable, the Members Agreement. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such Transfer on its books or treat any purported transferee as the owner of such Share(s) for any purpose.

11.2 General Restrictions on Transfer.

(a) Notwithstanding anything to the contrary in this Agreement, no transferee of any Share(s) received pursuant to a Transfer (but excluding transferees that were Members immediately prior to such a Transfer, who shall automatically become a Member with respect to any additional Shares they so acquire) shall become a Member in respect of or be deemed to have any ownership rights in the Share(s) so Transferred unless the purported transferee is admitted as a Member as set forth in Section 11.3(a).

(b) Following a Transfer of any Share(s) that is permitted under this Article XI and the Members Agreement, the transferee of such Share(s) shall succeed to the Capital Account associated with such Share(s) and shall receive allocations and distributions under Articles VI, VII, VIII and X in respect of such Share(s). Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the transferor and the transferee according to Code Section 706.

(c) Any Member who Transfers all of his or its Shares in accordance with this Agreement and, if applicable, the Members Agreement (i) shall cease to be a Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company.

11.3 Procedures for Transfer. Subject in all events to the general restrictions on Transfers contained in Sections 11.1, 11.2 and 11.5, a Member may Transfer all or any part of his or its Shares in accordance with this Section 11.3.

(a) No transferee of Share(s) may be admitted as a Member of the Company until such time as such transferee has executed and delivered to the Secretary of the Company a written undertaken to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, such prospective transferee shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Shares in the name of such prospective transferee. The provisions of this Section 11.3(a) shall not apply with respect to the Transfer of any Share(s) to a transferee that is a Member immediately prior to such Transfer.

(b) Unless waived by the Company, no Member may Transfer any Restricted Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 11.4(b).

11.4 Legend.

(a) The certificates, if any, representing the Shares will bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE ISSUER (THE ‘COMPANY’), AS IN EFFECT FROM TIME TO TIME. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT FROM TIME TO TIME SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AMENDED AND RESTATED MEMBERS AGREEMENT DATED AS OF SEPTEMBER 22, 2008 (AS IN EFFECT FROM TIME TO TIME), AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S MEMBERS, AS IN EFFECT FROM TIME TO TIME. A COPY OF SUCH MEMBERS AGREEMENT AS IN EFFECT FROM TIME TO TIME SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Each certificate or instrument evidencing Restricted Securities and each certificate or instrument issued in exchange for or upon the Transfer of any Restricted Securities (if such securities remain Restricted Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

Upon the request of any holder of Restricted Securities, the Company shall remove the Securities Act legend set forth above from the certificates for such Restricted Securities if such Restricted Securities are eligible for sale without regard to the volume limitations of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

11.5 Limitations.

(a) Notwithstanding anything to the contrary in this Agreement, no Share may be Transferred or issued by the Company if such Transfer or issuance would require the Company to register under the Investment Company Act of 1940, as amended from time to time.

(b) In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Share shall be permitted or recognized by the Company (within the meaning of Treasury Regulation Section 1.7704-1(d)) and the Company shall not issue any Shares if and to the extent that such Transfer or issuance would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

(c) Notwithstanding anything to the contrary in this Agreement, no Share may be Transferred and the Company may not issue any Share unless (i) such Transfer or issuance, as the case may be, shall not affect the Company’s existence or qualification as a limited liability company under the Delaware Act, (ii) such Transfer or issuance, as the case may be, shall not cause the Company to be classified as other than a partnership for United States federal income tax purposes, (iii) such Transfer or issuance, as the case may be, shall not result in a termination of the Company under Code Section 708, unless the Board determines that any such termination will not have a material adverse impact on the Members and (iv) such Transfer or issuance, as the case may be, shall not cause the application of the tax-exempt use property rules of Code Sections 168(g)(l)(B) and 168(h) to the Company or its Members.

ARTICLE XII

Miscellaneous Provisions

12.1 Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (c) on the Business Day following the date when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications shall be sent to each Member at the address set forth on the Members Schedule as then in effect and to the Company at the addresses set forth below:

CT Technologies Holdings, LLC

875 North Michigan Avenue

Suite 3640

Chicago, IL 60611

Facsimile: 312-255-0060

Attention: Patrick J. Haynes, III

With copies of notices to the Company (which will not constitute notice to the

Company) shall be sent to:

ABRY Partners V, L.P.

111 Huntington Avenue

30th Floor

Boston, MA 02199

Facsimile: 617-859-7205

Attention: Jay Grossman, Erik Brooks, Hilary Grove

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: 212-446-4900

Attention: Armand A. Della Monica

12.2 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Delaware Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.3 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

12.4 Amendment and Waiver.

(a) No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by a Majority of the Members; provided that: (i) no such modification, amendment or waiver will adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly situated parties hereto without the prior written approval of a majority in interest of such adversely affected parties, (ii) no such modification, amendment or waiver will adversely affect the rights hereunder of any holder of Senior Preferred Shares without the prior written approval of the holders of a majority of the Senior Preferred Shares (provided that such approving holders must include ARCC if at the time such action is approved ARCC is a Continuing Senior Preferred Holder), (iii) no such modification, amendment or waiver will adversely affect the rights hereunder of any holder of Series C Shares without the prior written approval of holders of Series C Shares constituting a Series C Majority and (iv) no such modification, amendment or waiver will adversely affect the rights hereunder of any holder of Series A Shares without the prior written approval of holders of Series A Shares constituting a Series A Majority. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Notwithstanding anything in Section 12.4(a) to the contrary, neither the Certificate nor this Agreement may be modified, amended or waived (whether by merger, consolidation or otherwise) without the unanimous written consent of the holders of Senior Preferred Shares if the effect of such modification, amendment or waiver would (A) modify the definition of “Yield,” “Unpaid Yield” or “Unreturned Capital Value,” as such defined terms apply to the Senior Preferred Shares, (B) repeal or modify Section 7.2 as it specifically relates to the Senior Preferred Shares, or (C) repeal or modify the terms of this Section 12.4(b).

(c) Notwithstanding anything in this Section 12.4 to the contrary, a modification, amendment or waiver (whether by merger, consolidation or otherwise) made to reflect (A) the terms and conditions of any new class or series of Equity Securities (with respect to such Equity Securities) and any restrictions, rights, preferences and privileges associated therewith or (B) the restrictions on or rights of any Person who purchases any Equity Securities of the Company after the date hereof (with respect to such Equity Securities) shall, in each case, require only the approval of a Majority of the Members; provided that no such modification, amendment or waiver will adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly situated parties hereto without the prior written approval of a majority in interest of such adversely affected parties.

12.5 Binding Effect. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees,

heirs, legal representatives, executors, administrators, successors and permitted assigns; provided that none of the rights of ARCC (or any of its Affiliates), in its capacity as a Continuing Senior Preferred Holder and/or Continuing Series C Share Holder, pursuant to the definition of the terms “Series C Majority” or “Majority Redeeming Series C Holders,” Section 5.8 or Section 12.4 may be assigned (other than to an Affiliate of ARCC) in each case without both the prior written consent of the Company and approval of a Majority of the Board.

12.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Company and the Member who executed the same, but all of such counterparts shall constitute the same agreement.

12.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.8 Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Members agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

12.9 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.10 No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.11 Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement (including the Related Agreements) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way (including the Existing Agreement). This Agreement shall be deemed effective on the date hereof upon the execution hereof.

12.12 Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any Person that is not a party hereto including any creditor of the Company.

12.13 Inconsistent Provisions of the Members Agreement. In the event that, at any time, any provision of this Agreement is inconsistent with the requirements of any provision of the Members Agreement, the terms of the Members Agreement shall supersede and prevail over the provisions of this Agreement, and the Members shall take such action as may be necessary to amend any such provision in this Agreement to conform with such requirements of the Members Agreement.

12.14 Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH MEMBER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH MEMBER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.15 Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

CT TECHNOLOGIES HOLDINGS, LLC

By:	/s/ Michael J. Labedz
	Name:	Michael J. Labedz
	Title:	Vice President and Secretary

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

ABRY PARTNERS V, L.P.

By:	ABRY V Capital Partners, L.P., Its General Partner

By:	ABRY V Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

ABRY PARTNERS V AFFILIATED INVESTORS, L.P.

By:	ABRY V Capital Partners, L.P., Its General Partner

By:	ABRY V Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC, Its General Partner

By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

ABRY SENIOR EQUITY II, L.P.

By:	ABRY Senior Equity Investors II, L.P., Its General Partner

By:	ABRY Senior Equity Holdings II, LLC, Its Sole General Partner

By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

ABRY SENIOR EQUITY II-A, L.P.

By:	ABRY Senior Equity Investors II, L.P., Its General Partner

By:	ABRY Senior Equity Holdings II, LLC, Its Sole General Partner

By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

ABRY SENIOR EQUITY CO-INVESTMENT FUND, L.P.

By:	ABRY Senior Equity Co-Investment GP, LLC Its General Partner

By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

ABRY PARTNERS VI, L.P.

By:	ABRY VI CAPITAL PARTNERS, L.P., Its General Partner

By:	ABRY VI Capital Investors, LLC, Its General Partner

	By:	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

ARES CAPITAL CORPORATION,
a Maryland corporation

By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur Penn
Name:	Arthur Penn
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT MEZZANINE PARTNERS II, LP

By:	NYLIM Mezzanine Partners II GenPar, LP, Its General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC, Its General Partner

By:	/s/ Susan Ruskin
Name:	Susan Ruskin
Title:	Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By:	NYLIM Mezzanine Partners II GenPar, LP, Its General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC, Its General Partner

By:	/s/ Susan Ruskin
Name:	Susan Ruskin
Title:	Vice President

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

DLJ INVESTMENT PARTNERS III, L.P.

By:	DLJ Investment Associates III, L.P., Its General Partner

By:	DLJ Investment Partners, Inc., Its General Partner

By:	/s/ Doug Ladden
Name:	Doug Ladden
Title:	Principal

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ Investment Associates III, L.P., Its General Partner

By:	DLJ Investment Partners, Inc., Its General Partner

By:	/s/ Doug Ladden
Name:	Doug Ladden
Title:	Principal

IP III PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation, Its Managing General Partner

By:	/s/ Edward Nadel
Name:	Edward Nadel
Title:	Vice President

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

WAVELAND, LLC

By:	/s/ Patrick J. Haynes, III
Name:	Patrick J. Haynes, III
Title:	Sole Manager

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Michael J. Labedz
Michael J. Labedz

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ James Twellman
James Twellman

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Gerald L. Hansberger
Gerald L. Hansberger

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Brian Grazzini
Brian Grazzini

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Steve Roberts
Steve Roberts

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Clorie Robinson
Clorie Robinson

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Matthew J. Rohs
Matthew J. Rohs

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Larry Arnold
Larry Arnold

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Torrey Barnhouse
Torrey Barnhouse

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Kerry de Vallette
Kerry de Vallette

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Lisa Fleming
Lisa Fleming

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Gene Geurtin
Gene Geurtin

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Daniel H. Linker III
Daniel H. Linker III

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Joan Moreau
Joan Moreau

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Cheryl R. Schmidt
Cheryl R. Schmidt

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Susan Schneider
Susan Schneider

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Keith W. Thomas
Keith W. Thomas

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Amber Doster
Amber Doster

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ David Hamilton
David Hamilton

IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

/s/ Cindy L. Kellogg
Cindy L. Kellogg

Exhibit A

FORM OF JOINDER TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of September 22, 2008, as amended or restated from time to time, by and among the Company and the Members of the Company (the “Agreement”), is made and entered into as of [                    ] by and between the Company and [                    ] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Holder has acquired [                    ] Series [                    ] Shares from [                    ] and the Agreement and the Company require Holder, as a holder of such Series [                    ] Shares, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties of this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

2. Members Schedule. For purposes of the Members Schedule, the address of the Holder is as follows:

[Name]

[Address]

[Facsimile Number]

3. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

4. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

CT TECHNOLOGIES HOLDINGS, LLC

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

Exhibit B

DISTRIBUTION EXAMPLES

SCHEDULE A

Officers of CT Technologies Holdings, LLC

(as of September 22, 2008)

Name	Title
Patrick J. Haynes, III	President and CEO
Michael J. Labedz	Vice President & Secretary
William E.V. Webb	Executive Vice President
Gerald Hansberger Jay Grossman	Assistant Secretary Assistant Secretary
Erik Brooks	Assistant Secretary
Hilary Grove	Assistant Secretary

Members Schedule